Exhibit 3.110

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “KRATOS NETWORKS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY—SEVENTH DAY OF NOVEMBER, A.D. 2001, AT 9 O’CLOCK A.M.

CERTIFICATE OF MERGER, CHANGING ITS NAME FROM “ISI MERGER CORP.” TO “NEWPOINT TECHNOLOGIES, INC.”, FILED THE THIRTIETH DAY OF JANUARY, A.D. 2002, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “NEWPOINT TECHNOLOGIES, INC.” TO “KRATOS NETWORKS, INC.”, FILED THE TWENTY-FOURTH DAY OF JANUARY, A.D. 2013, AT 1:49 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “KRATOS NETWORKS, INC.”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 0865481

DATE: 11-04-13
3451973 8100H
131267241

You may verify this certificate online
at corp.delaware.gov/authver.shtml

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/27/2001
010599063 — 3451973

CERTIFICATE OF INCORPORATION

OF

ISI MERGER CORP.

FIRST:                                           The name of the corporation is ISI Merger Corp. (the “Corporation”).

SECOND:                              The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, in the city of Wilmington, in the county of New Castle. The name of the registered agent at such address is Corporation Service Company.

THIRD:                                         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).

FOURTH:                            The total number of shares of all classes of stock which the Corporation shall have authority to issue is 5,000 shares of common stock, par value $0.01 per share.

FIFTH:                                           The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The authorized number of directors of the Corporation shall be fixed from time to time in accordance with the bylaws of the Corporation.

SIXTH:                                          The name and mailing address of the incorporator are James P. Dvorak, Jr., c/o Venable, Baetjer and Howard, LLP, 2010 Corporate Ridge, Suite 400, McLean, Virginia 22102. The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation.

SEVENTH:

A.                                 Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith.

B.                                 The right to indemnification conferred in Section A of this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

C.                                 The rights to indemnification and to the advancement of expenses conferred in this Article SEVENTH shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, provision of the Company’s bylaws, agreement, or vote of stockholders or disinterested directors.

D.                                 The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or its subsidiary or affiliate, or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

E.                                  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation, or any person that is or was serving at the request of the Corporation as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to the fullest extent of the provisions of this Article SEVENTH with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

EIGHTH:                     A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH:                                   Elections of Directors need not be by written ballot unless the bylaws of the Corporation so provide.

TENTH:                               The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

IN WITNESS WHEREOF, the undersigned, being the sole incorporator herein named, for the purpose of forming a Delaware corporation, has executed, signed and acknowledged this certificate of incorporation this 27th day of November, 2001.

/s/ James P. Dvorak, Jr.
James P. Dvorak, Jr.
Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/30/2002
020063780 — 3451973

CERTIFICATE OF MERGER

FOR MERGER OF

NEWPOINT TECHNOLOGIES, INC. (A DELAWARE CORPORATION)

WITH AND INTO

ISI MERGER CORP. (A DELAWARE CORPORATION)

Pursuant to Sections 103 and 251 of the Delaware General Corporation Law, ISI Merger Corp., a Delaware corporation, which is the surviving corporation in the merger described herein, hereby certifies as follows:

1.                                 The name and state of incorporation of each of the constituent corporations are:

a.                                      Newpoint Technologies, Inc., a Delaware corporation (hereinafter “Newpoint”); and

b.                                      ISI Merger Corp., a Delaware corporation (hereinafter “ISI”).

2.                                 An Agreement and Plan of Reorganization (the “Agreement and Plan of Reorganization”) has been approved, adopted, certified, executed, and acknowledged by each of the constituent corporations in accordance with the provisions of Section 251(c) of the General Corporation Law of the State of Delaware.

3.                                 At the effective time of the merger described herein, Newpoint shall be merged with and into ISI, and ISI shall be the surviving corporation and the name of the surviving corporation shall be changed to “Newpoint Technologies, Inc.”

4.                                 At the effective time of the merger described herein, the Certificate of Incorporation of ISI, as amended in the manner set forth herein, shall be the Certificate of Incorporation of the surviving corporation.

5.                                 The amendments or changes in the Certificate of Incorporation of ISI that are to be effected by the merger are as follows; The Certificate of Incorporation of ISI shall be amended by deleting therefrom Article FIRST in its entirety and the inserting the following in lieu thereof:

“FIRST:                                   The name of the corporation is Newpoint Technologies, Inc. (the “Corporation”).”

6.                                 The executed Agreement and Plan of Reorganization is on file at the principal place of business of the surviving corporation at 13 Red Roof Lane, Newpoint Technology Park, Salem, New Hampshire 03079.

7.                                 A copy of the Agreement and Plan of Reorganization will be furnished by ISI, on request and without cost, to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be duly executed as of the 28th day of January, 2002.

ISI MERGER CORP.

By:	/s/ Gary A. Prince
Gary A. Prince
Chairman

2

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:02 PM 01/24/2013
FILED 01:49 PM 01/24/2013
SRV 130086139 — 3451973 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST:          That at a meeting of the Board of Directors of Newpoint Technologies, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “Article I” so that, as amended, said Article shall be and read as follows:

1.                            The name of the corporation is Kratos Networks, Inc.

SECOND:                 That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:                            That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 18th day of January, 2013.

By:	/s/ Deanna Lund
Authorized Officer
Title:	CFO & EVP

Name:	Deanna Lund
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